Exhibit 10.6.1

AMENDMENT TO

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Employee Stock Ownership Plan

This Amendment to the Green Mountain Coffee Roasters, Inc. Employee Stock Ownership Plan is made and entered into by Green Mountain Coffee Roasters, Inc. (the “Company”).

WHEREAS, the Company established the Green Mountain Coffee Roasters, Inc. Employee Stock Ownership Plan (the “Plan”) effective as of January 1, 2000; and

WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan at any time, subject to the provisions of the Internal Revenue Code and other applicable law.

NOW THEREFORE, by adoption of this amendment, the Company hereby amends the Plan, effective January 1, 2009, as follows:

1.	Question B.4(b) of the ESOP Adoption Agreement is revised effective to include all employees of Green Mountain Coffee Roasters, Inc. and its subsidiaries such as Keurig, Incorporated; and

2.	The Plan’s vesting schedule for Participants shall be as follows:

Year(s) of Service	Percent Vesting
Less than 1 year -	0%
1 but less than 2 years -	25%
2 but less than 3 years -	50%
3 but less than 4 years -	75%
4 or more years -	100%

IN WITNESS WHEREOF, the Company has executed this Amendment as of January 1, 2009.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

/s/ Valerie Jennings	By:	/s/ Kathryn Brooks
Witness		Duly Authorized Agent